Exhibit 10.1

LEASE TERMINATION AGREEMENT

(4301 Great America Parkway, Santa Clara, California)

THIS LEASE TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of December 18, 2019 (the “Effective Date”), by and between SI 34, LLC, a California limited liability company (“Landlord”) and PALO ALTO NETWORKS, INC., a Delaware corporation (“Tenant”). (Landlord and Tenant, individually or collectively, shall sometimes hereinafter be referred to as “Party” or “Parties.”)

RECITALS:

A.    Landlord and Tenant entered into that certain Lease, dated September 17, 2012 (the “Lease”), as amended by that certain First Amendment to Lease, dated December 11, 2012, for that certain premises commonly known as 4301 Great America Parkway, Santa Clara, California (the “Premises”), as more particularly described in the Lease.

B.     The Expiration Date of the Lease is July 31, 2023 (the “Original Termination Date”).

C.     Landlord and Tenant desire to terminate the Lease prior to the Expiration Date pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the agreements of the parties set forth in this Agreement and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant agree as follows:

AGREEMENT:

1.    Incorporation of Recitals; Defined Terms. The Recitals are incorporated herein by this reference as though fully set forth. All capitalized terms in this Agreement not otherwise defined in this Agreement, but defined in the Lease, shall have the same meaning in this Agreement as in the Lease.

2.    Termination of Lease. Effective as of the Effective Date, the Lease shall terminate and be of no further force or effect, and neither Landlord nor Tenant shall have any further rights or obligations under the Lease, except for (i) all indemnities in the Lease provided by Tenant relating to third party claims for events occurring prior to the Effective Date and (ii) Tenant’s indemnity obligations under Section 13.B of the Lease for any Hazardous Materials Released by Tenant or Tenant’s Agents or anyone else coming onto to the Premises (other than Landlord or Landlord’s agents, employees or contractors) prior to the Effective Date (collectively, the “Surviving Obligations”).

3.    Surrender of Possession. Notwithstanding anything to the contrary in the Lease, effective as of the Effective Date, Tenant shall surrender the Premises to Landlord by disabling all security systems within the Premises, terminating all service contracts relating to the Premises and otherwise surrendering the Premises in its then “as-is” condition and Landlord hereby agrees to accept the Premises its then “as-is” condition as full satisfaction of Tenant’s surrender obligations under the Lease. Without limiting the foregoing, Landlord expressly waives the provisions of Section 7.C of the Lease and Tenant shall not be required to clean, repair or restore the Premises, nor shall Tenant be required to remove any Alterations, cabling, furniture fixtures or equipment; provided that, Tenant shall pay Landlord within five (5) business days of the Effective Date the sum of One Hundred Fifty Thousand Dollars ($150,000.00) (the “Restoration Payment”) in consideration for Landlord performing the removal and restoration obligations that Tenant would otherwise be required to perform under Section 7.C of the Lease. In furtherance of the foregoing, effective as of the Effective Date and in consideration of the terms and conditions of this Agreement and the payment of Ten Dollars ($10.00), the receipt and sufficiency of which are hereby acknowledged, Tenant does hereby transfer, assign, sell and convey to Landlord, all of Tenant’s furniture, equipment and other personal property located in the Premises as of the Effective Date (the “FF&E”). TENANT MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER REGARDING THE FF&E AND EXPRESSLY EXCLUDES ANY SUCH WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE MANUFACTURE, FITNESS, MERCHANTABILITY, QUALITY, CONDITION, CAPACITY, SUITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE FF&E, EXCEPT TENANT REPRESENTS AND WARRANTS TO LANDLORD THAT EITHER TENANT OR LANDLORD CURRENTLY OWNS SUCH FF&E AND TENANT HAS NOT GRANTED OR ALLOWED ANY LIEN TO BE PLACED UPON THE FF&E. THE FF&E IS SOLD TO SUBLESSEE AS IS, WHERE IS, AND WITH ALL FAULTS AND DEFECTS.

4.     Representations and Warranties.

(a)    Landlord represents and warrants to Tenant that Landlord holds the entire interest of the “Landlord” under the Lease and that the person(s) executing this Agreement on behalf of Landlord are authorized to do so and to bind Landlord to this Agreement. Landlord further represents and warrants to Tenant that Landlord has obtained all required consents to this Agreement from any Holder or other lender holding an Encumbrance on the Premises.

(b)    Tenant represents and warrants to Landlord that Tenant holds the entire interest of the “Tenant” under the Lease and that the person(s) executing this Agreement on behalf of Tenant are authorized to do so and to bind Tenant to this Agreement.

(c)    Landlord represents to Tenant and Tenant represents to Landlord that, as of the Effective Date, neither Landlord nor Tenant has any claims, counterclaims, defenses or set-offs against the other with respect to the Lease, except as set forth in this Agreement.

5.    Early Termination Fee. Tenant shall pay to Landlord the sum of Twelve Million Five Hundred Fifty Thousand and 00/100 Dollars ($12,500,000.00) (the “Termination Fee”). Tenant shall pay the Termination Fee in fourteen (14) installments, each installment equal to the amount of Eight Hundred Ninety-Two Thousand Eight Hundred Fifty-Seven and 14/100 Dollars ($892,857.14) (each, an “Installment”). Tenant shall pay the Installments on a quarterly basis with the first Installment to be paid on or before April 30, 2020. Thereafter, Tenant shall pay an Installment on or before July 31, 2020, October 31, 2020 and January 31, 2021 and shall continue paying Installments quarterly on or before April 30, July 31, October 31 and January 31 until the Termination Fee is paid in full.

6.    Prorations. Notwithstanding the termination of the Lease as of the Effective Date set forth above, all payments to be made by Tenant pursuant to the Lease shall be prorated as of December 31, 2019, including, but not limited to, the Base Monthly Rent and additional rent payable by Tenant in accordance with the Lease. Landlord acknowledges receipt all payments of Base Rent and additional rent for the months of November and December, 2019 as payment in full for all such amounts due through December 31, 1019. The parties agree that there will be no reconciliation of operating expenses, taxes or any other additional rent paid by Tenant under the Lease for calendar year 2019.

7.    Security Deposit/Letter of Credit. Within five (5) business days of Tenant paying the Restoration Payment to Landlord and surrendering the Premises to Landlord in accordance with Section 3 hereof, Landlord shall (i) return the Letter of Credit held under the Lease to Tenant and (ii) deliver to Tenant a letter authorizing the termination of the Letter of Credit in the form of Exhibit A attached hereto, which letter shall be dated effective as of the Effective Date. Landlord shall also reasonably cooperate with Tenant and the issuing bank to execute any further documents required to formally terminate/release the Letter of Credit.

8.     Late Fees; Interest.

(a)    In the event that Tenant fails to pay any Installment on or prior to the date such Installment is due as set forth in Section 5 above (an “Installment Breach”) and such Installment Breach continues for five (5) days after such Installment is due, Tenant shall pay to Landlord a late fee equal to five percent (5%) of the amount of such Installment (“Late Fee”), which shall be deemed due and payable on the same date that the overdue Installment was due; provided, however, that Landlord agrees to waive the Late Fee for the first late payment in any twelve (12) month period so long as Tenant pays the amount due within five (5) days after written notice from Landlord.

(b)    If any Installment or Late Fee remains delinquent, then, in addition to any Late Fee and the payment due under Section 8(a), Tenant shall pay to Landlord interest on such amount due (including any Late Fee) at the Agreed Interest Rate (as defined below) from the date such amount became due until paid. For the purposes of this Agreement, “Agreed Interest Rate” shall mean the greater of (i) the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum, as of the twenty-fifty (25th) day of the month immediately preceding the Installment Breach, on advances to member banks under Section 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, or (ii) ten percent (10%) per annum.

9.    Marketing the Premises. Tenant shall not market the Premises or negotiate any sublease or assignment until after the Effective Date.

10.    Release of Landlord by Tenant. For the consideration set forth in this Agreement, and effective upon the Effective Date, Tenant, for itself, its predecessors, successors and assigns, affiliates, subsidiaries, related entities, directors, officers, shareholders, partners, agents, attorneys and employees, and each of them, does hereby fully and unconditionally release and forever discharge Landlord, its predecessors, successors and assigns, affiliates, subsidiaries, related entities, directors, officers, shareholders, partners, agents, attorneys and employees, and each of them (collectively, the “Landlord Released Parties”), of and from any and all claims, demands, costs, attorneys’ fees, damages, debts, liabilities, actions and causes of action of every kind and nature whatsoever, in law or equity, whether now known or unknown, which Tenant ever had, now has, or may hereafter have, against the Landlord Released Parties, arising out of, based upon, or relating to, any act, omission, event, matter or thing relating to, arising out of, or in connection with the Lease and/or the Premises, provided that nothing in this Section 10 shall be deemed a discharge or release of Landlord from its obligations or representations under this Agreement.

11.    Release of Tenant by Landlord. For the consideration set forth in this Agreement, and effective upon the Effective Date, Landlord, for itself, its predecessors, successors and assigns, affiliates, subsidiaries, related entities, directors, officers, shareholders, partners, agents, attorneys and employees, and each of them, does hereby fully and unconditionally release and forever discharge Tenant, its predecessors, successors and assigns, affiliates, subsidiaries, related entities, directors, officers, shareholders, partners, agents, attorneys and employees, and each of them (collectively, the “Tenant Released Parties”), of and from any and all claims, demands, costs, attorneys’ fees, damages, debts, liabilities, actions and causes of action of every kind and nature whatsoever, in law or equity, whether now known or unknown, which Landlord ever had, now has, or may hereafter have, against the Tenant Released Parties, arising out of, based upon, or relating to, any act, omission, event, matter or thing, relating to, arising out of, or in connection with the Lease or the Premises, provided that nothing in this Section 11 shall be deemed a discharge or release of Tenant from its obligations or representations under this Agreement, including, but not limited to the Surviving Obligations.

In making the general releases in Sections 10 and 11, each Party acknowledges the provisions of California Civil Code Section 1542, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

To the extent that Section 1542 applies to the releases contained herein, each Party expressly waives the provisions of California Civil Code Section 1542. Each Party agrees that fair consideration has been given for the releases set forth in this Agreement and the parties fully understand their general release of claims and the negotiated terms of this Agreement.

12.    Governing Law. This Agreement shall be governed by the law in the state which the Premises are located. This Agreement shall be construed in accordance with the common meaning of its terms and not presumptively for or against either Party.

13.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under applicable law, but if any provision shall be invalid or prohibited hereunder, such provision shall be ineffective to the extent of such prohibition or invalidation but shall not invalidate the remainder of such provision or the remaining provisions.

14.    Additional Documents. Landlord and Tenant agree to execute and deliver such other documents as may be necessary or appropriate to effectuate the provisions of this Agreement.

15.     Attorneys’ Fees. Should either Party institute any legal action or proceeding to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs incurred in connection with the exercise of its rights and remedies hereunder as well as court costs and expert witness fees as the court shall determine.

16.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be executed as of the day and year first above written.

LANDLORD	TENANT

SI 34, LLC,	PALO ALTO NETWORKS, INC.,
a California limited liability company	a Delaware corporation

By:	Sobrato Interests 1, a California limited partnership		By:	/s/ Jeffrey C. True
Its:	Sole Member		Name:	Jeffrey C. True
			Its:	EVP, General Counsel
	By:	Sobrato Development Companies, LLC, a California Limited liability company	By:	/s/ Kathy Bonanno
	Its:	General Partner	Name:	Kathy Bonanno
			Its:	EVP, Chief Financial Officer
	By:	/s/ Matthew W. Sonsini
Name:
Its:

Exhibit A

Form of Termination of Letter of Credit

[Attached on Next Page]

A-1

Date:

To:    JPMorgan Chase Bank, N.A.

APPLICATION/REQUEST FOR AMENDMENT

TO YOUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.

Please amend your Irrevocable Standby Letter of Credit (Standby) referenced above as follows:

    Extend the expiration date of your L/C to

    Extend the final expiration date of your L/C to

    Request the foreign bank to extend the expiration date of their guarantee to :

    Increase L/C amount to a new balance of

    Decrease the L/C amount by

    Cancel the Letter of Credit

    (specify below other changes to be made, if any):

(Obligor’s Name)

(Authorized Signature)

Name:

Title:

Phone No.:	Fax No.:	e-mail address:

Instructions/Notes:

1.	Unless other delivery instruction is provided above, the original amendment will be delivered to the beneficiary or to the advising bank, if any for further delivery to the beneficiary
2.

When the original L/C structure involved our issuing a standby letter of credit as a counter-guarantee in favor of another bank with a request for that bank to issue their local guarantee/bond/standby, the amendment request must also specify what amendment, if any, should be effected to the local guarantee guarantee/bond/standby.

3.	All amendments are effective only when expressly consent to by the beneficiary. Therefore the decrease /cancellation will not be effective until we receive such consent from the beneficiary.

The signer, in his/her capacity as shown, is authorized to sign this Letter of Credit Amendment request on behalf of the obligor, and the signature appearing thereon matches the one(s) we have on our file/record for the signer

Relationship Manager	Title	SID	Date
JPMorgan Chase Bank, N.A.

NEVER send Executed Closing Documents or Amendment Request to an individual’s email address.

Please .pdf Executed Original Closing Documents or Amendment Request to: SBB.LETTER.OF.CREDIT.DELIVERY.TEAM@JPMCHASE.COM